Exhibit 99.1

CORMEDIX INC. ANNOUNCES FDA APProval of Defencath® To reduce the incidence of catheter-related bloodstream infections in

adult hemodialysis patients

– First and only FDA-approved antimicrobial catheter lock solution in the U.S.

– Company expects DefenCath to be available in Q1 2024 in the inpatient setting

Berkeley Heights, NJ – November 15, 2023 – CorMedix Inc. (Nasdaq: CRMD), a biopharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of life-threatening diseases and conditions, today announced that the U.S. Food and Drug Administration (FDA) has approved DefenCath® (taurolidine and heparin) catheter lock solution (CLS) to reduce the incidence of catheter-related bloodstream infections (CRBSIs) for the limited population of adult patients with kidney failure receiving chronic hemodialysis through a central venous catheter (CVC). DefenCath is the first and only FDA-approved antimicrobial CLS in the U.S. and was shown to reduce the risk of CRBSIs by up to 71% in a Phase 3 clinical study.

Joseph Todisco, Chief Executive Officer of CorMedix commented, “The approval of DefenCath marks a major advancement in reducing life-threatening infections for patients receiving hemodialysis via central venous catheters and an important milestone for CorMedix. As the first FDA-approved antimicrobial catheter lock solution designed to prevent CRBSIs, DefenCath offers healthcare providers an option to reduce the risk of infections in a patient population already vulnerable due to underlying kidney failure. We thank all the patients, caregivers, clinical investigators, and our employees who have played an integral role in the development and regulatory approval of DefenCath. Our commercial team along with our broader organization is preparing for commercial launch, and we look forward to working with healthcare providers and facilities to give hemodialysis patients access to DefenCath in early 2024.”

The FDA approval of DefenCath was supported by results from the randomized, double-blind, active control, multicenter pivotal Phase 3 LOCK-IT-100 clinical trial designed to assess the efficacy and safety of DefenCath for reducing the incidence of CRBSIs in patients with kidney failure receiving chronic hemodialysis. In the study, a total of 806 subjects were randomized to receive either DefenCath or heparin as a CLS. Patients in the DefenCath group had a lower incidence of CRBSI events compared to patients in the control group. The Hazard Ratio was 0.29, corresponding to a statistically significant 71% reduction in risk of developing a CRBSI. An independent Data Safety and Monitoring Board recommended an early termination of the study based on demonstrated efficacy and a pre-specified level of statistical significance with no safety concerns. Adverse events were comparable to control.

Edward V. Hickey, III, President of the American Association of Kidney Patients and Chair of the Veterans Health Initiative stated, “Patients and their loved ones have faced many burdens related to kidney failure, including complications caused by catheter related bloodstream infections and associated loss of work, severe disability and death. Until now, patients who need hemodialysis via a central venous catheter have had little choice other than to accept high infection risks associated with the existing standard of care. The FDA’s approval of DefenCath is a meaningful moment for patients and their healthcare providers because they now have a new alternative to reduce the risks of CRBSIs.” Mr. Hickey is a kidney patient, former senior staff member of the U.S. Congress and has served in two presidential administrations.

About Catheter-Related Bloodstream Infections

Catheter-related bloodstream infections (CRBSIs) are common in patients with central venous catheters (CVCs). Approximately 80% of patients starting hemodialysis will have a CVC inserted for vascular access. CRBSI’s can occur in up to a third of HD-CVC patients and over 50% of CRBSIs occur within the first 3 months following CVC insertion. Each year, ~250,000 CRBSIs occur in patients with an intravascular device, such as central venous catheters (CVCs), leading to death in about one in four patients infected. CRBSIs can lead to more hospital admissions, longer stays, and long-term complications such as cardiovascular events. CRBSIs in hemodialysis are caused by a wide range of pathogens, many of which are antibiotic-resistant.

About DefenCath® (taurolidine and heparin) Catheter Lock Solution

DefenCath is an antimicrobial catheter lock solution (CLS) approved by the FDA to reduce the incidence of catheter-related bloodstream infections (CRBSIs) for the limited population of adult patients with kidney failure receiving chronic hemodialysis through a central venous catheter (CVC). It is comprised of the anticoagulant heparin and taurolidine, a broad-spectrum non-antibiotic antimicrobial and antifungal agent. DefenCath is designed to occupy the catheter lumen in between sessions of dialysis. Microbial resistance to taurolidine has not been documented in the laboratory or in clinical use in Europe, likely due to the chemical mechanism of action.

Indication and Important Safety Information for DefenCath

DefenCath was approved pursuant to the limited population for antibacterial and antifungal drugs (LPAD) pathway established by the 21st Century Cures Act to address unmet needs of patients with serious bacterial and fungal infections. In addition, FDA designated DefenCath as a Qualified Infectious Disease Product (QIDP) established by the Generating Antibiotic Incentives Now (GAIN) Act that supports development of antibacterial and antifungal products that treat serious or life-threatening infections. FDA approved DefenCath to reduce the incidence of catheter-related bloodstream infections in adult patients with kidney failure receiving chronic hemodialysis through a central venous catheter. It is indicated for use in a limited and specific population of patients. The safety and effectiveness of DefenCath have not been established for use in populations other than adult patients with kidney failure receiving chronic HD through a CVC.

DefenCath contains taurolidine, a thiadiazinane antimicrobial and heparin, an anticoagulant, which can induce thrombocytopenia or HIT, and is contraindicated and should not be used in patients with known HIT or hypersensitivity to taurolidine, heparin or citrate. It is not intended for systemic administration. DefenCath must be aspirated from the catheter and discarded prior to the initiation of the next hemodialysis session.

The mean age of patients in LOCK-IT-100 was 61 years, 58% of patients identified as male, 42% identified as female, 63% as white and 30% as black or African-American. Patients with diabetes at baseline accounted for 70% of patients and the mean body mass index was 30. The majority of patients had been receiving hemodialysis for 12 months or fewer. The location of the CVC was the jugular vein in 92% of patients.

The most frequently reported adverse reactions occurring in ≥ 2% of patients in LOCK-IT-100 using DefenCath as a catheter lock solution were hemodialysis catheter malfunction, hemorrhage/bleeding, nausea, vomiting, dizziness, musculoskeletal chest pain, and thrombocytopenia. Adverse reactions leading to death occurred in 5% (18/398) of patients in the DefenCath arm and 5% (21/399) in the heparin arm. Adverse reactions leading to discontinuation of study drug occurred in 17% (69/398) in the DefenCath arm and 18% (72/399) in the heparin arm.

The safety and effectiveness of DefenCath have not been established for use in populations other than adult patients with kidney failure receiving chronic hemodialysis through a CVC. DefenCath is not intended for systemic administration and therefore maternal use is not expected to result in fetal exposure to the drug and breast feeding is not expected to result in exposure of the infant. No animal reproduction study was conducted with DefenCath. The safety and effectiveness of DefenCath have not been established in pediatric patients. No overall differences in safety or effectiveness were observed between patients 65 years of age and older and younger adult patients.

FDA Announcement

FDA approves new drug under special pathway for patients receiving hemodialysis | FDA

About CorMedix

CorMedix Inc. is a biopharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of life-threatening conditions and diseases. The Company is focused on developing its lead product DefenCath®, a novel, non-antibiotic antimicrobial solution designed to prevent costly and life-threatening bloodstream infections associated with the use of central venous catheters in patients undergoing chronic hemodialysis. DefenCath has been designated by FDA as Fast Track and as a Qualified Infectious Disease Product (QIDP), and the original New Drug Application (NDA) received priority review in recognition of its potential to address an unmet medical need. DefenCath was approved by the FDA on November 15, 2023 and the Company has indicated an estimated initial launch in 1Q 2024. CorMedix also intends to develop DefenCath as a catheter lock solution for use in other patient populations, and the Company is working with top-tier researchers to develop taurolidine-based therapies for rare pediatric cancers. For more information visit: www.cormedix.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or CorMedix’s prospects, including, but not limited to, CorMedix’s future financial position, financing plans, future revenues, projected costs and the sufficiency of our cash and short-term investments to fund our operations should be considered forward-looking statements. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, including: the risks and uncertainties related to market conditions; CorMedix’s ability to manage its cash resources and the impact on current, planned or future research; and the ability to achieve commercial launch in Q1 2024. These and other risks are described in greater detail in CorMedix’s filings with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from CorMedix. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. CorMedix assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Investor Contact:

Dan Ferry

Managing Director

LifeSci Advisors

daniel@lifesciadvisors.com

(617) 430-7576

Media Contact:

Christopher Hippolyte

Syneos Health Communications

(646) 822-6070

Christopher.hippolyte@syneoshealth.com

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